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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 27, 2000


                              CSK AUTO CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                      001-13927                86-0765797
        --------                      ---------                ----------
State or Other Jurisdiction           Commission              (IRS Employer
    of Incorporation                 File Number            Identification No.)



                            645 East Missouri Avenue
                             Phoenix, Arizona 85012
  ---------------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)



       Registrant's telephone number, including area code: (602) 265-9200

                                 Not Applicable.
          (Former name or former address, if changed since last report)
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Item 5   Other Events.

         As previously disclosed, on May 4, 1998, a lawsuit was filed against CSK in the Superior Court in San Diego, California. The case was brought by two former store managers and a former senior assistant manager. It purports to be a class action for all present and former California store managers and senior assistant managers and seeks overtime pay for a period beginning in May 1995 as well as injunctive relief requiring overtime pay in the future. We have also been served with two other lawsuits purporting to be class actions filed in California state courts in Orange and Fresno Counties by thirteen other former and current employees. These lawsuits include similar claims to the San Diego lawsuit, except that they also include claims for unfair business practices which seek overtime from October 1994. The Orange County lawsuit initially included claims for punitive damages and unlawful conversion, but the Court subsequently dismissed both of these claims.

         The three cases have been "coordinated" before one judge in San Diego County. Discovery has been conducted by the parties. On January 20, 2000, as amended on January 27, 2000, the judge issued an order allowing the coordinated lawsuits to proceed as class actions, with class periods of May 1994 through January 2000 for store managers and October 1994 through July 1997 for senior assistant managers. We intend to seek to have this order reversed.

         Although we cannot estimate the potential loss or range of loss at this time, if these cases are permitted to proceed as class actions and are decided against us, we continue to believe that the aggregate potential exposure could be material to results of operations or cash flows for the year in which the cases are ultimately decided. However, as previously disclosed, we do not believe that such an adverse outcome, if it were to happen, would materially affect our financial position, operations or cash flows in subsequent periods. Although at this stage in the litigation it is difficult to predict its outcome with any certainty, we believe that there are meritorious defenses to these cases and intend to defend them vigorously.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               CSK AUTO CORPORATION
                               (Registrant)




                               By:        /s/ Maynard Jenkins
                                          ------------------------------------
                               Name:      Maynard Jenkins
                               Title:     Chairman, and Chief Executive Officer

Dated: January 28, 2000